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                                                              As Amended Through
                                                                  March 16, 2000

                          TIME WARNER 1996 STOCK OPTION
                         PLAN FOR NON-EMPLOYEE DIRECTORS





1. PURPOSE OF THE PLAN

         The purpose of the Time Warner 1996 Stock Option Plan for Non-Employee Directors (hereinafter the "Plan") is to provide for the granting of nonqualified stock options and limited stock appreciation rights to Outside Directors and to increase their proprietary interest in Time Warner and their identification with the interests of Time Warner's stockholders through annual grants of stock options.

2. CERTAIN DEFINITIONS

         The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

                  (a) "Agreement" means the stock option and Limited SARs agreement specified in Section 10.

                  (b) "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of Time Warner) shall approve (i) any consolidation or merger of Time Warner in which Time Warner is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of Time Warner (x) as contemplated in the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 among Time Warner Inc., TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., as the same may be amended from time to time, or (y) in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially











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         all, of the assets of Time Warner, or (iii) the adoption of any plan or proposal for the liquidation or dissolution of Time Warner.

                  (c) "Award" means grants of Options and Limited SARs under this Plan.

                  (d) "Board" means the Board of Directors of Time Warner.

                  (e) "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by Time Warner's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

                  (g) "Common Stock" means, subject to Section 11 hereof, the common stock, par value $1.00 per share, of Time Warner.

                  (h) "Composite Tape" means the New York Stock Exchange Composite Tape.

                  (i) "Control Purchase" means any transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than Time Warner or any employee benefit plan sponsored by Time Warner or any of its Subsidiaries) (i) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Time Warner representing 20% or more of the combined voting power of the then outstanding securities of Time Warner ordinarily (and apart from the rights accruing






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         under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire Time Warner's securities).

                  (j) "Effective Date" means the date the Plan becomes effective pursuant to Section 13.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

                  (l) "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the Composite Tape on the date in question.

                  (m) "Holder" means an Outside Director who has received an Award under this Plan.

                  (n) "Limited SARs" means limited stock appreciation rights subject to the terms of Section 7.6.

                  (o) "Minimum Price Per Share" means the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid or to be paid for any share of Common Stock (whether by way of exchange, conversion, distribution, liquidation or otherwise) in, or in connection with, any Approved Transaction or Control Purchase which occurs at any time during the period beginning on the sixtieth day prior to the date on which Limited SARs are exercised and ending on the date on which Limited SARs are exercised. If the consideration paid or to be paid in any such Approved Transaction or Control Purchase shall consist, in whole or in part, of consideration other than cash, the cash value of such consideration shall be the same as established by the Board under the provisions of Time Warner's 1994 Stock Option Plan or any successor thereto.

                  (p) "Option" means any nonqualified stock option granted pursuant to this Plan.





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                  (q) "Outside Directors" shall mean a member of the Board who, as of the close of business on the date of the grant of any Option hereunder, is not an employee of Time Warner or any Subsidiary.

                  (r) "Plan" has the meaning ascribed thereto in Section 1.

                  (s) "Subsidiary" of a person means any present or future subsidiary corporation (as such term is defined in section 424 of the Code) of such person and any present or future trade or business, whether or not incorporated, controlled by or under common control with such person. An entity shall be deemed a Subsidiary of a person only for such periods as the requisite ownership or control relationship is maintained.

                  (t) "Time Warner" means Time Warner Inc., a Delaware corporation, and any successor thereto.

                  (u) "Trading Day" means any day on which the New York Stock Exchange is open for business.

                  (v) "Total Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code.


3. STOCK SUBJECT TO THE PLAN

         3.1. Number of Shares. Subject to the provisions of Section 11 and this
Section 3, the maximum number of shares of Common Stock in respect of which Awards may be granted is 250,000. If and to the extent that an Option shall expire, terminate or be cancelled for any reason without having been exercised (or without having been considered to have been exercised as provided in Section 7.6), the shares of Common Stock subject to such expired, terminated or cancelled portion of the Option shall again become available for purposes of the Plan.

         3.2. Character of Shares. Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock held in Time Warner's treasury, or both.


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         3.3. Reservation of Shares. Time Warner shall at all times reserve a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in Time Warner's treasury, or both) equal to the maximum number of shares that may be subject to outstanding Awards and future Awards under the Plan.

4. ADMINISTRATION

         4.1. Interpretation. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Section 4 shall be conclusive.

         4.2. Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee.

         Any such Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.


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5. ELIGIBILITY

         The only persons eligible to participate in the Plan shall be Outside Directors.

6. ANNUAL GRANTS

         Each Outside Director shall automatically be granted 1,500 Options and related Limited SARs under the Plan on the day that is 10 Trading Days after each annual meeting of stockholders of Time Warner, commencing with the annual meeting to be held in 1996, and, except as hereinafter provided, the Company shall promptly thereafter execute and deliver to each Outside Director, an Agreement evidencing the grant of such Options and Limited SARs, in each case without any further action required to be taken by the Board or any committee thereof. An individual who shall become an Outside Director subsequent to the date of the annual meeting of stockholders of Time Warner for any year shall first become eligible to participate in the Plan commencing on the date of the next annual meeting of stockholders of Time Warner.

7. OPTIONS AND LIMITED SARS

         7.1. Option Prices. The purchase price of the Common Stock under each Option shall be equal to 100% of the Fair Market Value of the Common Stock on the date of grant.

         7.2. Terms of Options. The term of each Option shall be ten years from the date of grant.

         7.3. Exercisability of Options. Subject to adjustment as provided in
Section 11, each Option granted under the Plan shall be exercisable (a) on and after the first anniversary of the date of grant, to the extent of 500 shares,
(b) on and after the second anniversary of the date of grant, to the extent of 1,000 shares and (c) on and after the third anniversary of the date of grant, to the extent of 1,500 shares. Notwithstanding the foregoing, each Option granted under the Plan shall become exercisable in full (a) on the date the Holder ceases to be a director of Time Warner for any reason other than as described in
Section 7.5(d) and (b) in the event of any Approved Transaction, Board Change or Control


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Purchase; provided, however, that, as to Options granted after January 9, 2000, the consummation of the mergers and the other transactions contemplated in the Agreement and Plan of Merger dated as of January 10, 2000 between America Online, Inc. and Time Warner Inc., as the same may be amended from time to time, shall not constitute a Board Change or Control Purchase.

         7.4. Manner of Exercise. Payment of the Option purchase price shall be made in cash or in whole shares of Common Stock already owned by the Holder or partly in cash and partly in such Common Stock in accordance with the provisions of the Agreement. An Option shall be exercised by written notice to Time Warner upon such terms and conditions as provided in the Agreement. Time Warner shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of Time Warner. No Holder or other person exercising an Option shall have any of the rights of a stockholder of Time Warner with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

         7.5. Termination of Options. The unexercised portion of each Option shall automatically and without notice irrevocably terminate and become null and void at the time of the earliest to occur of (a) ten years from the date of grant of such Option, (b) five years from the date the Holder ceases to be a director of Time Warner by reason of retirement, Total Disability or any reason other than as described in the succeeding clauses (c) and (d), (c) one year from the date the Holder dies or (d) the date the Holder is removed from the Board for cause.

         7.6. Limited SARs. Limited SARs shall be granted pursuant to the provisions of this Section 7.6 with respect to each grant of Options under the Plan (hereinafter called a "related Option"). Subject to the terms and provisions of this Section 7.6, each Limited SAR shall be exercisable to the extent the related Option is then exercisable and in no event after the complete termination or full exercise of the related Option. Limited SARs shall be exercisable in whole or in part


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upon notice to Time Warner upon such terms and conditions as provided in the
Agreement.

         Upon the exercise of Limited SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited SARs are exercised and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted. Upon the exercise or termination of the related Option, the Limited SARs with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

         The provisions of Sections 7 through 19 (to the extent that such provisions are applicable to Options) shall also be applicable to Limited SARs unless the context otherwise requires.

         Limited SARs may be exercised only during the period (a) beginning on the first day following either (i) the date of an Approved Transaction, (ii) the date of a Control Purchase, or (iii) the date of a Board Change, and (b) ending on the ninetieth day following such date. The effective date of exercise of a Limited SAR shall be deemed to be the date on which Time Warner shall have received notice from the Holder of the exercise thereof.

         Upon the exercise of Limited SARs granted in connection with an Option, except as otherwise provided in the Agreement and the immediately succeeding sentence, the Holder thereof shall receive in cash an amount equal to the product computed by multiplying (a) the excess of (i) the higher of (A) the Minimum Price Per Share, or (B) the highest reported closing sales price of a share of Common Stock as reported on the Composite Tape at any time during the period beginning on the sixtieth day prior to the date on which such Limited SARs are exercised and ending on the date on which such Limited SARs are exercised over (ii) the per share Option price of the related Option, by (b) the number of shares of Common Stock with respect to which such Limited SARs are being exercised. The Board shall have the discretion to settle Limited SARs by the delivery of Common Stock rather than cash if in the judgment of the Board such action is necessary or advisable to preserve


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pooling of interests accounting treatment for any proposed transaction involving
Time Warner.

         7.7. Nontransferability of Options and Limited SARs. Options and Limited SARs shall not be transferable other than by will or the laws of descent and distribution, and Options and Limited SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

8. NO RIGHT TO NOMINATION

         Nothing contained in the Plan or in any Award shall confer on any Outside Director the right to be nominated for reelection to the Board.

9. NONALIENATION OF BENEFITS

         No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

10. WRITTEN AGREEMENT

         Each grant of an Option and Limited SARs shall be evidenced by an Agreement consistent with the terms of the Plan.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         In the event of any stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Common Stock while any portion of any Award theretofore granted under the Plan is outstanding but unexercised, the character and number of shares subject to such Award and the option price shall be appropriately adjusted


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by the Board, whose determination shall be conclusive. If any such change or transaction shall occur, the number and kind of shares for which Awards may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         Notwithstanding anything to the contrary contained in this Plan, upon consummation of the mergers contemplated by the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 among Time Warner, Turner Broadcasting System, Inc., TW Inc. ("New Time Warner"), Time Warner Acquisition Corp. and TW Acquisition Corp. and the assumption of this Plan by New Time
Warner: (i) New Time Warner shall be substituted for Time Warner for all purposes of this Plan, (ii) Common Stock as used in this Plan shall mean the common stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (iii) the Board shall mean the Board of New Time Warner, and
(iv) each outstanding Option and Limited SAR shall automatically become an Option to purchase and a Limited SAR with respect to New Time Warner Common Stock on a one-for-one basis at the same exercise price.

12. TERMINATION AND AMENDMENT

         The Board may at any time terminate the Plan or make such amendments to the Plan as it shall deem advisable; provided, however, that the Plan may not be amended more than once every six months (other than to comply with changes to the Code or the Employee Retirement Income Security Act of 1974, as amended), and any amendment to the Plan shall comply with all applicable laws and stock exchange listing requirements, including without limitation, Rule 16b-3 under the Exchange Act. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan.

13. EFFECTIVENESS OF THE PLAN

         The Plan shall become effective upon approval by the stockholders of Time Warner entitled to vote at the annual


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meeting of such stockholders to be held in 1996, or any adjournment thereof.

14. GOVERNMENT AND OTHER REGULATIONS

         The obligation of Time Warner with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, Time Warner shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

15. WITHHOLDING

         Time Warner's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding taxes paid by a Holder upon the exercise of any Option may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

16. SEPARABILITY

         If any of the terms or provisions of this Plan conflict with the requirements of applicable law or Rule 16b-3 under the Exchange Act, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law or such Rule without invalidating the remaining provisions hereof.



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17. NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of Time Warner for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements for Outside Directors as it may deem desirable.

18. GOVERNING LAW

         The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

19. BENEFICIARIES.

         Each Outside Director may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of Time Warner or his or her designee and may be revoked or changed by an Outside Director at any time by filing written notice of such revocation or change with the Secretary of Time Warner or his or her designee. If no person shall be designated by an Outside Director as his or her beneficiary or if no person designated by such Outside Director as his or her beneficiary survives such Outside Director, the Outside Director's beneficiary shall be his or her estate.



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